Exhibit 99.1

ZAGG INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

(Unaudited)

	2015	2014

ASSETS

Current assets
Cash and cash equivalents	$13,002	$9,461
Accounts receivable, net of allowances of $568 in 2015 and $1,910 in 2014	57,647	75,729
Inventories	45,912	48,378
Prepaid expenses and other current assets	3,142	2,681
Income tax receivable	1,158	-
Deferred income tax assets	10,840	10,774

Total current assets	131,701	147,023
Property and equipment, net of accumulated depreciation at $10,539 in 2015 and $7,659 in 2014	8,309	7,300
Intangible assets, net of accumulated amortization at $41,803 in 2015 and $33,242 in 2014	23,045	31,408
Deferred income tax assets	15,386	14,290
Note receivable, net	-	801
Other assets	1,100	457
Total assets	$179,541	$201,279

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$33,846	$49,379
Income taxes payable	-	6,464
Accrued liabilities	5,068	6,910
Accrued wages and wage related expenses	2,244	2,600
Deferred revenue	17	179
Sales returns liability	7,849	8,674
Total current liabilities	49,024	74,206

Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized; 33,219 and 32,686 shares issued in 2015 and 2014, respectively	33	33
Additional paid-in capital	88,983	85,154
Accumulated other comprehensive income (loss)	(1,597)	(895)
Note receivable collateralized by stock, net	-	(348)
Treasury stock, 5,679 and 3,569 common shares in 2015 and 2014 respectively, at cost	(35,194)	(19,576)
Retained earnings	78,292	62,705

Total stockholders' equity	130,517	127,073
Total liabilities and stockholders' equity	$179,541	$201,279

ZAGG INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Net sales	$78,632	$102,415	$269,311	$261,585
Cost of sales	49,733	62,800	167,627	178,241
Gross profit	28,899	39,615	101,684	83,344

Operating expenses:
Advertising and marketing	2,986	2,779	10,436	7,542
Selling, general and administrative	15,918	14,335	56,931	49,110
Amortization of definite-lived intangibles	2,051	2,427	8,453	9,709
Total operating expenses	20,955	19,541	75,820	66,361

Income from operations	7,944	20,074	25,864	16,983

Other income (expense):
Interest expense	(16)	(47)	(97)	(170)
Other income and (expense)	(15)	(82)	(69)	121

Total other income (expense)	(31)	(129)	(166)	(49)

Income before provision for income taxes	7,913	19,945	25,698	16,934

Income tax provision	(2,956)	(6,946)	(10,111)	(6,473)

Net income	$4,957	$12,999	15,587	10,461

Earnings per share attributable to stockholders:
Basic earnings per share	$0.18	$0.44	$0.54	$0.35
Diluted earnings per share	$0.18	$0.43	$0.54	$0.34

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ZAGG INC AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(Unaudited)

Unaudited Supplemental Data

The following are not financial measures under generally accepted accounting principals (GAAP). In addition, they should not be construed as alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as a measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Net income in accordance with GAAP	$4,957	$12,999	$15,587	$10,461

Adjustments:

a. Stock based compensation expense	1,185	572	3,893	2,249
b. Depreciation and amortization	3,372	3,684	12,923	12,879
c. Recovery of reserves on note receivable	-	-	(639)	-
d. mophie transaction expenses	179	-	179	-
e. Other (income) expense	31	129	166	49
f. Provision for income taxes	2,956	6,946	10,111	6,473

Adjusted EBITDA	$12,680	$24,330	$42,220	$32,111

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